EXHIBIT 99

REPORT ON THE DIAMOND EXPLORATION

POTENTIAL FIVE PROPERTIES IN THE

FORT a la CORNE AREA, SASKATCHEWAN,

ON BEHALF OF

FORT a la CORNE DIAMOND FIELDS INC.

ROBERTSHAW GEOPHYSICS

Saskatoon, SK

See attached PDF File